                                                                   EXHIBIT 10.1



                 -----------------------------------------------


                             PARTY CITY CORPORATION


                 -----------------------------------------------

                      $60,000,000 REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT

                                  by and among

                             PARTY CITY CORPORATION

                                       and

                             THE BANKS PARTY HERETO

                                       and

                    PNC BANK, NATIONAL ASSOCIATION, as Agent

                           Dated as of April 24, 1998

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1. CERTAIN DEFINITIONS.........................................................1

  1.1 Certain Definitions......................................................1

  1.2 Construction............................................................17
     1.2.1  Number; Inclusion.................................................17
     1.2.2  Determination.....................................................18
     1.2.3  Agent's Discretion and Consent....................................18
     1.2.4  Documents Taken as a Whole........................................18
     1.2.5  Headings..........................................................18
     1.2.6  Implied References to this Agreement..............................18
     1.2.7  Persons...........................................................18
     1.2.8  Modifications to Documents........................................18
     1.2.9  From, To and Through..............................................19
     1.2.10 Shall; Will.......................................................19

  1.3 Accounting Principles...................................................19

2. REVOLVING CREDIT FACILITY..................................................19

  2.1 Revolving Credit Commitments............................................19
     2.1.1 Commitment Amount..................................................19
     2.1.2 Voluntary Reduction of Commitment..................................20

  2.2 Nature of Banks' Obligations with Respect to Revolving redit Loans......20

  2.3 Commitment Fees.........................................................20

  2.4 Revolving Credit Facility Fee...........................................21

  2.5 Revolving Credit Loan Requests..........................................21

  2.6 Making Revolving Credit Loans...........................................22

  2.7 Revolving Credit Notes..................................................22

  2.8 Use of Proceeds.........................................................22

  2.9 Landlord Waiver Reserve.................................................23

  2.10 Advances for Rent Arrearages...........................................23

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

3. INTEREST RATES.............................................................24

  3.1 Interest Rate Options...................................................24
     3.1.1 Revolving Credit Interest Rate Options.............................24
     3.1.2 Rate Quotations....................................................24

  3.2 Interest Periods........................................................24
     3.2.1 Ending Date and Business Day.......................................25
     3.2.2 Amount of Borrowing Tranche........................................25
     3.2.3 Termination Before Expiration Date.................................25
     3.2.4 Renewals...........................................................25

  3.3 Interest After Default..................................................25
     3.3.1 Interest Rate......................................................25
     3.3.2 Other Obligations..................................................25
     3.3.3 Acknowledgment.....................................................26

  3.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits
      Not Available...........................................................26
     3.4.1 Unascertainable....................................................26
     3.4.2 Illegality; Increased Costs; Deposits Not Available................26
     3.4.3 Agent's and Bank's Rights..........................................27

  3.5 Selection of Interest Rate Options......................................27

4. PAYMENTS...................................................................28

  4.1 Payments................................................................28

  4.2 Pro Rata Treatment of Banks.............................................28

  4.3 Interest Payment Dates..................................................28

  4.4 Voluntary Prepayments...................................................29
     4.4.1 Right to Prepay....................................................29
     4.4.2 Replacement of a Bank..............................................30
     4.4.3 Change of Lending Office...........................................30

  4.5 Mandatory Prepayments...................................................31
     4.5.1 Sale of Assets.....................................................31
     4.5.2 Application Among Interest Rate Options............................31
     4.5.3 Reduction of Commitment............................................31

  4.6 Additional Compensation in Certain Circumstances........................31
     4.6.1 Increased Costs or Reduced Return Resulting from Taxes,
     Reserves, Capital Adequacy Requirements, Expenses, Etc...................31
     4.6.2 Indemnity..........................................................32

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

5. REPRESENTATIONS AND WARRANTIES.............................................33

  5.1 Representations and Warranties..........................................33
     5.1.1  Organization and Qualification....................................33
     5.1.2  Capitalization and Ownership......................................33
     5.1.3  Subsidiaries......................................................33
     5.1.4  Power and Authority...............................................34
     5.1.5  Validity and Binding Effect.......................................34
     5.1.6  No Conflict.......................................................34
     5.1.7  Litigation........................................................35
     5.1.8  Store Locations; Inventory; Title to Properties...................35
     5.1.9  Financial Statements..............................................36
     5.1.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries............36
     5.1.11 Full Disclosure...................................................37
     5.1.12 Taxes.............................................................37
     5.1.13 Consents and Approvals............................................38
     5.1.14 No Event of Default; Compliance with Instruments..................38
     5.1.15 Patents, Trademarks, Copyrights, Licenses, Etc....................38
     5.1.16 Security Interests................................................38
     5.1.17 Rights at Leased Locations........................................39
     5.1.18 Status of the Pledged Collateral..................................39
     5.1.19 Insurance.........................................................40
     5.1.20 Compliance with Laws..............................................40
     5.1.21 Material Contracts; Burdensome Restrictions.......................40
     5.1.22 Investment Companies; Regulated Entities..........................40
     5.1.23 Plans and Benefit Arrangements....................................41
     5.1.24 Employment Matters................................................42
     5.1.25 Environmental Matters.............................................42
     5.1.26 Senior Debt Status................................................43
     5.1.27 Year 2000.........................................................43

  5.2 Updates to Schedules....................................................43

6. CONDITIONS OF LENDING......................................................44

  6.1 First Loans.............................................................44
     6.1.1  Officer's Certificate.............................................44
     6.1.2  Secretary's Certificate...........................................44
     6.1.3  Delivery of Loan Documents........................................45
     6.1.4  Opinion of Counsel................................................45
     6.1.5  Legal Details.....................................................45
     6.1.6  Payment of Fees...................................................45
     6.1.7  Consents..........................................................45
     6.1.8  Officer's Certificate Regarding MACs..............................46
     6.1.9  No Violation of Laws..............................................46
     6.1.10 No Actions or Proceedings.........................................46

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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

     6.1.11 Insurance Policies; Certificates of Insurance;
     Endorsements.............................................................46
     6.1.12 Filing Receipts...................................................46
     6.1.13 Administrative Questionnaire......................................46

  6.2 Each Additional Loan....................................................47

7. COVENANTS..................................................................48

  7.1 Affirmative Covenants...................................................48
     7.1.1  Preservation of Existence, Etc....................................48
     7.1.2  Payment of Liabilities, Including Taxes, Etc......................48
     7.1.3  Maintenance of Insurance..........................................48
     7.1.4  Maintenance of Properties and Leases; New Leases..................50
     7.1.5  Maintenance of Patents, Trademarks, Etc...........................50
     7.1.6  Visitation Rights.................................................50
     7.1.7  Keeping of Records and Books of Account...........................50
     7.1.8  Plans and Benefit Arrangements....................................51
     7.1.9  Compliance with Laws..............................................51
     7.1.10 Use of Proceeds...................................................51
     7.1.11 Further Assurances................................................51
     7.1.12 Subordination of Intercompany Loans...............................52
     7.1.13 Interest Rate Protection..........................................52

  7.2 Negative Covenants......................................................52
     7.2.1  Indebtedness......................................................52
     7.2.2  Liens.............................................................53
     7.2.3  Guaranties........................................................53
     7.2.4  Loans and Investments.............................................53
     7.2.5  Dividends and Related Distributions...............................54
     7.2.6  Liquidations, Mergers, Consolidations, Acquisitions...............54
     7.2.7  Dispositions of Assets or Subsidiaries............................55
     7.2.8  Affiliate Transactions............................................56
     7.2.9  Subsidiaries, Partnerships and Joint Ventures.....................56
     7.2.10 Continuation of or Change in Business.............................56
     7.2.11 Plans and Benefit Arrangements....................................57
     7.2.12 Fiscal Year.......................................................57
     7.2.13 Issuance of Stock.................................................58
     7.2.14 Changes in Organizational Documents...............................58
     7.2.15 Capital Expenditures and Leases...................................58
     7.2.16 Minimum Fixed Charge Coverage Ratio...............................58
     7.2.17 Maximum Leverage Ratio............................................59
     7.2.18 Minimum Liquidity Coverage Ratio..................................59
     7.2.19 Minimum Tangible Net Worth........................................60
     7.2.20 Indebtedness to Net Worth Ratio...................................60
     7.2.21 Net Worth.........................................................61
     7.2.22 Offsite Inventory.................................................62

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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

  7.3 Reporting Requirements..................................................62
     7.3.1 Monthly Financial Statements.......................................62
     7.3.2 Quarterly Financial Statements.....................................63
     7.3.3 Annual Financial Statements........................................63
     7.3.4 Certificate of the Borrower........................................64
     7.3.5 Notice of Default..................................................64
     7.3.6 Notice of Litigation...............................................64
     7.3.7 Certain Events.....................................................65
     7.3.8 Budgets, Forecasts, Other Reports and Information..................65
     7.3.9 Notices Regarding Plans and Benefit Arrangements...................66

8. DEFAULT....................................................................67

  8.1 Events of Default.......................................................67
     8.1.1  Payments Under Loan Documents.....................................68
     8.1.2  Breach of Warranty................................................68
     8.1.3  Breach of Negative Covenants or Visitation Rights.................68
     8.1.4  Breach of Other Covenants.........................................68
     8.1.5  Defaults in Other Agreements or Indebtedness......................68
     8.1.6  Final Judgments or Orders.........................................69
     8.1.7  Loan Document Unenforceable.......................................69
     8.1.8  Uninsured Losses; Proceedings Against Assets......................69
     8.1.9  Notice of Lien or Assessment......................................69
     8.1.10 Material Adverse Change; Insolvency...............................69
     8.1.11 Events Relating to Plans and Benefit Arrangements.................70
     8.1.12 Cessation of Business.............................................70
     8.1.13 Change of Control.................................................70
     8.1.14 Involuntary Proceedings...........................................71
     8.1.15 Voluntary Proceedings.............................................71

  8.2 Consequences of Event of Default........................................71
     8.2.1 Events of Default Other Than Bankruptcy, Insolvency or
     Reorganization Proceedings...............................................71
     8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings...............72
     8.2.3 Set-off............................................................72
     8.2.4 Suits, Actions, Proceedings........................................72
     8.2.5 Application of Proceeds............................................73
     8.2.6 Other Rights and Remedies..........................................73

  8.3 Notice of Sale..........................................................73

9. THE AGENT..................................................................74

  9.1  Appointment............................................................74

  9.2  Delegation of Duties...................................................74

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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

  9.3  Nature of Duties; Independent Credit Investigation.....................74

  9.4  Actions in Discretion of Agent; Instructions From the Banks............75

  9.5  Reimbursement and Indemnification of Agent by the Borrower.............75

  9.6  Exculpatory Provisions; Limitation of Liability........................76

  9.7  Reimbursement and Indemnification of Agent by Banks....................77

  9.8  Reliance by Agent......................................................77

  9.9  Notice of Default......................................................77

  9.10 Notices................................................................78

  9.11 Banks in Their Individual Capacities...................................78

  9.12 Holders of Notes.......................................................78

  9.13 Equalization of Banks..................................................78

  9.14 Successor Agent........................................................79

  9.15 Agent's Fee............................................................79

  9.16 Availability of Funds..................................................79

  9.17 Calculations...........................................................80

  9.18 Beneficiaries..........................................................80

10. MISCELLANEOUS.............................................................80

  10.1 Modifications, Amendments or Waivers...................................80
     10.1.1 Increase of Commitment; Extension or Expiration Date..............81
     10.1.2 Extension of Payment; Reduction of Principal, Interest
     or Fees; Modification of Terms of Payment................................81
     10.1.3 Release of Collateral or Guarantor................................81
     10.1.4 Miscellaneous.....................................................81

  10.2 No Implied Waivers; Cumulative Remedies; Writing Required..............81

  10.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes......82

  10.4 Holidays...............................................................83


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

  10.5 Funding by Branch, Subsidiary or Affiliate.............................83
     10.5.1 Notional Funding..................................................83
     10.5.2 Actual Funding....................................................83

  10.6 Notices................................................................84

  10.7 Severability...........................................................84

  10.8 Governing Law..........................................................84

  10.9 Prior Understanding....................................................85

  10.10 Duration; Survival....................................................85

  10.11 Successors and Assigns................................................85

  10.12 Confidentiality.......................................................86
     10.12.1 General..........................................................86
     10.12.2 Sharing Information With Affiliates of the Banks.................87

  10.13 Counterparts..........................................................87

  10.14 Agent's or Bank's Consent.............................................87

  10.15 Exceptions............................................................87

  10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL................................88

  10.17 Tax Withholding Clause................................................88

  10.18 Joinder of Guarantors.................................................89

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)     -   COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(C)     -   COMPANY-OWNED STORES
SCHEDULE 1.1(F)     -   FRANCHISE LOCATIONS
SCHEDULE 1.1(O)     -   OFFSITE STORAGE LOCATIONS
SCHEDULE 1.1(P)     -   PERMITTED LIENS
SCHEDULE 5.1.1      -   QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2      -   CAPITALIZATION
SCHEDULE 5.1.3      -   SUBSIDIARIES
SCHEDULE 5.1.7      -   LITIGATION
SCHEDULE 5.1.8      -   OWNED AND LEASED REAL PROPERTY
SCHEDULE 5.1.13     -   CONSENTS AND APPROVALS
SCHEDULE 5.1.15     -   PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 5.1.16     -   FRANCHISE AGREEMENT EXCEPTIONS
SCHEDULE 5.1.17     -   PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 5.1.19     -   INSURANCE POLICIES
SCHEDULE 5.1.21     -   MATERIAL CONTRACTS
SCHEDULE 5.1.23     -   EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.25     -   ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.2.1      -   PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)      -   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)   -   GUARANTOR JOINDER
EXHIBIT 1.1(I)(2)   -   INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT .1.1(L)     -   LANDLORD WAIVER FORM
EXHIBIT 1.1(S)      -   STANDARD LEASE PROVISION
EXHIBIT 2.5         -   LOAN REQUEST
EXHIBIT 7.2.6       -   ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 7.3.4       -   QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is dated as of April 22, 1998 and is made by and among PARTY CITY CORPORATION, a Delaware corporation (the "Borrower"), each of the GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

      WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $60,000,000; and

      WHEREAS, the revolving credit shall be used for acquisitions, store expansion, working capital and general corporate purposes and to refinance existing indebtedness; and

      WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

            1.1 Certain Definitions.

            In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be. "Affiliate" shall not include or pertain to any mutual fund complex owning shares for investment purposes.

                  Agent shall mean PNC Bank, National Association, and its successors and assigns.

                  Agent's Fee shall have the meaning assigned to that term in
Section 9.15.

                  Agent's Letter shall have the meaning assigned to that term in
Section 9.15.

                  Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  Applicable Margin shall mean with reference to Loans to which the Base Rate Option or the Euro-Rate Option applies, an amount in excess of the Base Rate or the Euro-Rate, as the case may be, calculated in respect of the most-recently reported Fixed Charge Coverage Ratio commencing with the fiscal quarter ending March 31, 1998 according to the table set forth below. Applicable Margin shall change on the day financial statements are due to be delivered pursuant to Sections 7.3.2 [Quarterly Financial Statements] and 7.3.3 [Annual Financial Statements] and if information necessary to make such determination is not timely delivered pursuant to such sections, Applicable Margin shall be at "Level V" in the following table until such information is delivered.

                            -------------------------
                                APPLICABLE MARGIN
                            -------------------------

--------------------------------------------------------------------------------

                                     Applicable Margin     Applicable Margin
                 Fixed Charge        for Base Rate Loans   for Euro-Rate Loans
  Level         Coverage Ratio       (%)                   (%)
          ----------------------------------------------------------------------
    I     greater than 1.90-to-1.0             0                     .75
          less than or equal to
          1.90-to-1.0 but greater
   II     than 1.70-to-1.0                     0                    1.00
          less than or equal to
          1.70-to-1.0 but greater
   III    than 1.50-to-1.0                     0                    1.25
          less than or equal to
          1.50-to-1.0 but greater
   IV     than 1.35-to-1.0                     0                    1.50
          less than or equal to
          1.35-to-1.0 and greater
    V     than 1.20-to-1.0                     0                    1.75

--------------------------------------------------------------------------------

For periods prior to the date in respect of which the Applicable Margin is first calculated according to the table set forth above, the Applicable Margin shall be 1.25% for Euro-Rate Loans and 0% for Base Rate Loans. The rate on Base Rate Loans shall change on the day the Applicable Margin changes; the rate on Euro-Rate Loans shall change in respect of Interest Periods beginning on or after the date the Applicable Margin changes.

                  Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

                  Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                  Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                  Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus one-half percent (.5%) per annum.

                  Base Rate Option or Revolving Credit Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

                  Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  Borrower shall mean Party City Corporation, a corporation organized and existing under the laws of the State of Delaware.

                  Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                  Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New Jersey and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  Closing Date shall mean the date hereof. The closing shall take place at 11:00 a.m., local time, on the Closing Date at the offices of Buchanan Ingersoll, Princeton, New Jersey or at such other time and place as the parties agree.

                  Collateral shall mean the Pledged Collateral, the UCC Collateral and the Intellectual Property Collateral.

                  Collateral Assignment shall mean the Collateral Assignment of Contract Rights relating to the Franchise Agreements and miscellaneous contracts in form and substance satisfactory to the Agent and executed and delivered by the Borrower on the Closing Date.

                  Commitment or Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on
Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Commitments or Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks. On the Closing Date, the Commitments equal $60,000,000 in the aggregate.

                  Commitment Fee shall have the meaning assigned to that term in
Section 2.3.

                  Company-owned Stores shall mean the stores operated by the Borrower directly pursuant to leasehold rights to a particular location and which are not Franchise Locations. All Company-owned Stores are described on
Schedule 1.1(C), including their addresses (including county), size, and whether a copy of the lease is in the Agent's possession, whether UCC-1 financing statements have been executed and delivered in respect of the Borrower's property thereat, and whether the lease contains the Standard Lease Provision set forth on Exhibit 1.1(S).

                  Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith; but, for purposes of Section 7.2.6 shall exclude stock consideration paid by the Borrower in a "stock-for-stock" exchange.

                  Consolidated Tangible Net Worth shall mean as of any date of determination total stockholders' equity less intangible assets of the Borrower and its Subsidiaries as of such date, determined and consolidated in accordance with GAAP.

                  Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                  EBITDA shall mean (i) the sum of net income, depreciation, amortization, interest expense, income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP and measured as of the end of each fiscal quarter (or other specified date of determination) for the twelve (12) prior months.

                  EBITR shall mean (i) the sum of net income, interest expense, income tax expense and rent expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP and measured as of the end of each fiscal quarter (or other specified date of determination) for the twelve (12) prior months.

                  Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, subpoena, issued pursuant to any Environmental Laws by an Official Body, of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

                  Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                  Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                  Average of London interbank offered rates on Dow Jones Markets Service display page 3750 as quoted by
      Euro-Rate = British Bankers' Association or appropriate successor
                  1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  Euro-Rate Option or Revolving Credit Euro-Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

                  Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  Event of Default shall mean any of the events described in
Section 8.1 and referred to therein as an "Event of Default."

                  Expiration Date shall mean, with respect to the Revolving Credit Commitments, April 24, 2001.

                  Facility Fees shall mean the fees referred to in Section 2.4.

                  Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  Financial Projections shall have the meaning assigned to that term in Section 5.1.9(ii).

                  Fixed Charge Coverage Ratio shall mean the ratio of (x) EBITR to (y) Fixed Charges.

                  Fixed Charges shall mean the sum of interest expense and rent expense (expressed as the greater of accrued or actually paid) in each case of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP and measured as of the end of each fiscal quarter for the four (4) prior fiscal quarters.

                  Franchise Agreements shall mean the agreements between Party City and the Franchisees pursuant to which Franchisees operate Party City stores at the Franchise Locations.

                  Franchises and Franchisees shall mean, respectively, (i) the franchises of Party City stores and the business operations of those stores and
(ii) the Persons who operate such stores pursuant to an effective Franchise Agreement with Party City as franchisor.

                  Franchise Locations shall mean the locations at which Franchisees operate on a given date Party City stores pursuant to an effective Franchise Agreement; all current Franchise Locations (including address and size) are described on Schedule 1.1(F).

                  Franchise Royalties shall mean all payments due to be made to the Borrower from Franchisees, including without limitation, those pursuant to Franchise Agreements and other payments, charges, contributions and assessments but excluding funds paid or held in trust or escrow as or into the Borrower's "ad fund."

                  GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 10.18; in all events, Party City Michigan shall be a Guarantor hereunder.

                  Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                  Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in form and substance satisfactory to the Agent and executed and delivered by the appropriate Loan Party on the Closing Date.

                  Historical Statements shall have the meaning assigned to that term in Section 5.1.9(i).

                  Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                  Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  Insolvency Proceeding shall mean, with respect to any Person,
(a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

                  Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Assignment.

                  Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as
Exhibit 1.1(I)(2).

                  Interest Period shall have the meaning assigned to such term in Section 3.2.

                  Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

                  Interim Statements shall have the meaning assigned to that term in Section 5.1.9(i).

                  Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  Landlord Waiver Reserve shall have the meaning assigned to that term in Section 2.9.

                  Landlord Waivers shall mean as to the Company- owned Stores landlord waiver and consents substantially in the form of Exhibit 1.1 (L) executed and delivered by the lessor of those stores.

                  Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                  Leverage Ratio shall mean the ratio of (x) the sum of the Borrower's consolidated Indebtedness for borrowed money, capital leases, Guaranties and reimbursement obligations (whether contingent or otherwise) in respect of letters of credit to (y) EBITDA.

                  Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC Interests shall have the meaning given to such term in
Section 5.1.3.

                  Loan Documents shall mean this Agreement, the Agent's Letter, the Collateral Assignment, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, the Security Agreement
- PCM, the Patent, Trademark and Copyright Assignment - PCM, the Tomax Collateral Assignment, and the Restrictive Covenants and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                  Loan Parties shall mean the Borrower and the Guarantors.

                  Loan Request shall have the meaning given to such term in
Section 2.5.

                  Loans or Revolving Credit Loans shall mean collectively and Revolving Credit Loan or Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1.

                  Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  Notes or Revolving Credit Notes shall mean collectively and Note or Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  Notices shall have the meaning assigned to that term in
Section 10.6.

                  Obligation shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Agent's Letter or any other Loan Document and including without limitation "automated clearing house" payment obligations and obligations under interest rate swap, floor, collar or other hedging arrangements permitted hereby and owing to any of the Banks or the Agent.

                  Offsite Storage Locations shall mean the locations listed on
Schedule 1.1(O) at which all of the tangible property (including Inventory) of all Loan Parties is kept, other than inventory stored at Store Locations.
Schedule 1.1(O) includes the addresses (including county) of such locations, the owner or lessor thereof, the terms of the lease, and the Company-owned Store(s) whose inventory are stored at such location. Schedule 1.1(O) also includes a listing of certain trailers and containers located at Company-owned Store locations which contain inventory, but these trailers and containers shall not be deemed to be Offsite Storage locations for purposes of this Agreement.

                  Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  Partnership Interests shall have the meaning given to such term in Section 5.1.3.

                  Party City shall mean Party City Corporation, the Borrower hereunder, including such Person as the single franchisor under all of the Franchise Agreements.

                  Party City Michigan shall mean Party City Michigan, Inc., a Delaware corporation, which is a wholly-owned subsidiary of the Borrower and the owner of certain of the Collateral.

                  Patent, Trademark and Copyright Assignment shall mean the Patent, Trademark and Copyright Collateral Assignment in form and substance satisfactory to the Agent and executed and delivered by Borrower on the Closing Date.

                  Patent, Trademark and Copyright Assignment - PCM shall mean the Patent, Trademark and Copyright Collateral Assignment in form and substance satisfactory to the Agent and executed and delivered by Party City Michigan on the Closing Date.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  Permitted Acquisitions shall have the meaning assigned to such term in Section 7.2.6.

                  Permitted Investments shall mean:

                        (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                        (ii) commercial paper or other debt instruments maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

                        (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition or otherwise to the extent insured by the FDIC; and

                        (iv) money market accounts maintained as escrow accounts in connection with acquisitions or otherwise in the normal course of business and invested in any of the categories listed in (i), (ii) or (iii) above.

                  Permitted Liens shall mean:

                        (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                        (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                        (iii) Liens of mechanics, materialmen, or carrier Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and which do not apply to inventory;

                        (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                        (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                        (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

                        (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital leases permitted in Section 7.2.15, or under operating leases, securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                        (viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                        (ix) Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $5,000,000 in 1998 and $2,000,000 in each year thereafter (excluding in all events for the purpose of this computation any loans or deferred payments secured by Liens described on
Schedule 1.1(P) or Liens otherwise permitted by this definition); and

                        (x) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, do not materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                  (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                  (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                  (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens, including; or

                  (4) Liens resulting from final judgments or orders described in Section 8.1.6.; and

                        (xi) Liens for the benefit of landlords to the extent not prohibited from time to time under the Loan Documents.

                  Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  Pledge Agreement shall mean the Pledge Agreement relating to all of the stock or other ownership interests of each of the Subsidiaries of any Loan Party in form and substance satisfactory to the Agent and executed and delivered by the appropriate Loan Party on the Closing Date.

                  Pledged Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement or the Collateral Assignment.

                  PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

                  Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                  Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

                  Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Permitted Liens.

                  Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                  Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

                  Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                  Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  Reportable Event shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  Required Banks shall mean

                        (i) if there are no Loans outstanding, Banks whose Commitments aggregate at least 66.67% of the Commitments of all of the Banks, or

                        (ii) if there are Loans outstanding, a Bank or group of Banks to the extent the sum of the Loans of such Banks then outstanding aggregates at least 66.67% of the total principal amount of all of the Loans then outstanding.

                  Restrictive Covenant shall mean the Restrictive Covenant agreements dated the Closing Date between each of Steven Mandell, David Lauber, John J. Oberdorf and William P. Oberdorf and the Agent on behalf of the Banks.

                  Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding.

                  Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  Security Agreement shall mean the Security Agreement in form and substance satisfactory to the Agent and executed and delivered by the Borrower on the Closing Date.

                  Security Agreement - PCM shall mean the Security Agreement in form and substance satisfactory to the Agent and executed and delivered by Party City Michigan on the Closing Date.

                  Shares shall have the meaning assigned to that term in Section 5.1.2.

                  Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  Standard Lease Provision shall mean the landlord waiver provision substantially as set forth in Exhibit 1.1 (S).

                  Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                  Subsidiary Shares shall have the meaning assigned to that term in Section 5.1.3.

                  Tomax Collateral Assignment shall mean the Collateral Assignment of Contract Rights relating to any Loan Party's agreements with and licenses from Tomax Technologies, Inc., in form and substances satisfactory to the Agent and executed and delivered by the Borrower on the Closing Date, together with the related consent executed by Tomax Technologies, Inc. and delivered on the Closing Date.

                  Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

                  UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

                  Uniform Commercial Code shall have the meaning assigned to that term in Section 5.1.16.

                  Year 2000 Problem shall have the meaning assigned to that term in Section 5.1.27.

            1.2 Construction.

            Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1 Number; Inclusion.

                  references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2 Determination.

                  references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and either such determination shall be conclusive absent manifest error;

                  1.2.3 Agent's Discretion and Consent.

                  whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  1.2.4 Documents Taken as a Whole.

                  the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5 Headings.

                  the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6 Implied References to this Agreement.

                  article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7 Persons.

                  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8 Modifications to Documents.

                  reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                  1.2.9 From, To and Through.

                  relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10 Shall; Will.

                  references to "shall" and "will" are intended to have the same meaning.

            1.3 Accounting Principles.

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Historical Statements referred to in Section 5.1.9(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in
Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time. So long as the Borrower has any Subsidiaries, all reports shall be presented on a consolidated and consolidating basis.

                          2. REVOLVING CREDIT FACILITY

            2.1 Revolving Credit Commitments.

                  2.1.1 Commitment Amount.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

                  2.1.2 Voluntary Reduction of Commitment.

                  The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce permanently and ratably, in a minimum amount of $500,000 and whole multiples of $100,000 of principal, or terminate completely all of the Commitments, without penalty or premium except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.6.2 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Commitments as so reduced or terminated. All notices to reduce the Commitments shall be irrevocable.

            2.2 Nature of Banks' Obligations with Respect to Revolving Credit Loans.

            Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

            2.3 Commitment Fees.

            Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to (x) the percentage per annum determined in reference to the Borrower's Fixed Charge Coverage Ratio commencing with the fiscal quarter ending March 31, 1998 according to the table set forth below (computed on the basis of a year of 360 days and actual days elapsed) multiplied by (y) the average daily difference between the amount of
(i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the (ii) the sum of such Bank's Revolving Credit Loans outstanding. Commitment Fees shall change on the day financial statements are due to be delivered pursuant to Sections 7.3.2 [Quarterly Financial Statements] and 7.3.3 [Annual Financial Statements] and if information necessary to make such determination is not timely delivered pursuant to such sections, the "Commitment Fee Percentage" in the following table shall be at "Level V" until such information is delivered.

                        --------------------------------
                            COMMITMENT FEE PERCENTAGE
                        --------------------------------

         -----------------------------------------------------------

                          Fixed Charge          Commitment Fee
          Level          Coverage Ratio         Percentage (%)
                 ---------------------------------------------------
            I    greater than 1.90-to-1.0               .175
                 less than or equal to
                 1.90-to-1.0 but greater than
           II    1.70-to-1.0                             .20
                 less than or equal to
                 1.70-to-1.0 but greater than
           III   1.50-to-1.0                             .25
                 less than or equal to
                 1.50-to-1.0 but greater than
           IV    1.35-to-1.0                             .30
                 less than or equal to
                 1.35-to-1.0 and greater than
            V    1.20-to-1.0                             .35

         -----------------------------------------------------------

All Commitment Fees shall be payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Notes. For periods prior to the date in respect of which the Commitment Fee percentage is first calculated according to the table set forth above, the percentage used to calculate the Commitment Fee shall be .25%.

            2.4 Revolving Credit Facility Fee.

            The Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment, a nonrefundable facility fee described in the Agent's Letter and payable on the Closing Date.

            2.5 Revolving Credit Loan Requests.

            Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2 [Interest Periods], by delivering to the Agent, not later than 10:00 a.m., Eastern time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) the day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing by letter or facsimile in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request prior to receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and
(iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

            2.6 Making Revolving Credit Loans.

            The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests], and in any event before 2:00 p.m., Eastern time, on the date of receipt, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby;
(ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 6.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Eastern time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16 [Availability of Funds].

            2.7 Revolving Credit Notes.

            The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

            2.8 Use of Proceeds.

            The proceeds of the Revolving Credit Loans shall be used in accordance with Section 7.1.10 [Use of Proceeds].

            2.9 Landlord Waiver Reserve.

            Notwithstanding anything in this Section 2 to the contrary, a portion of the Commitments (the "Landlord Waiver Reserve") described below shall from time to time be unavailable for Loans. Such portion shall be equal to:

                        (w) $2,000,000 minus:

                        (x) the product of (i) $50,000 and (ii) the number of
                  Company-owned Stores as to which a Landlord Waiver has been delivered after the Closing Date or a Standard Lease Provision made effective after the Closing Date with respect to an existing lease which theretofore has not included a landlord waiver plus;

                        (y) the product of (i) $50,000 and (ii) the number of
                  leases for Company-owned Stores entered into (whether by execution, assumption or otherwise) after the Closing Date as to which a Landlord Waiver has not been delivered or a Standard Lease Provision has not been made effective (unless the Borrower demonstrates to the Agent's satisfaction that such states have no statutory lien applicable to such stores) minus;

                        (z) the product of (i) $50,000 and (ii) the number of
                  Company-owned Stores as of the Closing Date which are located in states determined after the Closing Date to have no statutory landlord liens applicable to such stores.

The amount of the Landlord Waiver Reserve shall constitute "Revolving Facility Usage" for purposes of the ratio set forth in Section 7.2.18 [Minimum Liquidity Coverage Ratio] but not for purposes of Section 2.3 [Commitment Fees]. The Landlord Waiver Reserve shall be recalculated as of the end of the fiscal quarter next ending after the Closing Date and thereafter at the end of each fiscal quarter.

            2.10 Advances for Rent Arrearages.

            Without limiting any right elsewhere described of the Agent or the Banks to make advances in respect of a Loan Party's obligations, the Agent may, and at the discretion of Required Banks shall, advance funds after an Event of Default in an aggregate amount not to exceed the amount of the Landlord Waiver Reserve to pay unpaid rent at Company-owned Store locations at which the Landlord has or may assert a statutory lien against collateral on account of unpaid rent at such location. Nothing herein shall require the Agent to make such payment (this provision being for the sole benefit of the Agent and the Banks). All such advances shall be "Obligations" and shall be repaid upon demand.

                               3. INTEREST RATES

            3.1 Interest Rate Options.

            The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans accruing interest at a Euro-Rate Option and the Base Rate Option. Notwithstanding anything else hereinto the contrary, if at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                  3.1.1 Revolving Credit Interest Rate Options.

                  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                        (i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                        (ii) Revolving Credit Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                  3.1.2 Rate Quotations.

                  The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

            3.2 Interest Periods.

            At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply; such

Interest Period may be one, two, three or six Months. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                  3.2.1 Ending Date and Business Day.

                  any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  3.2.2 Amount of Borrowing Tranche.

                  each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $1,000,000 and not less than $1,000,000;

                  3.2.3 Termination Before Expiration Date.

                  the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

                  3.2.4 Renewals.

                  in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

            3.3 Interest After Default.

            To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  3.3.1 Interest Rate.

                  the rate of interest for each Loan otherwise applicable pursuant to Section 3.1 [Interest Rate Options], shall be increased to a rate equal to the applicable Base Rate plus the Applicable Margin plus an additional 2.0% per annum; and

                  3.3.2 Other Obligations.

                  each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus the Applicable Margin plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                  3.3.3 Acknowledgment.

                  The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

            3.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

                  3.4.1 Unascertainable.

                  If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                        (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                        (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 3.4.3.

                  3.4.2 Illegality; Increased Costs; Deposits Not Available.

                  If at any time any Bank shall have determined that:

                        (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                        (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                        (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, in the London interbank market, then the Agent shall have the rights specified in Section 3.4.3.

                  3.4.3 Agent's and Bank's Rights.

                  In the case of any event specified in Section 3.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 3.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 3.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with
Section 4.4 [Voluntary Prepayments] provided that, at the Borrower's option, and to the extent permitted by law, such conversions or prepayment may be postponed until the end of the applicable Interest Period. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

            3.5 Selection of Interest Rate Options.

            If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option commencing upon the last day of the existing Interest Period.

                                  4. PAYMENTS

            4.1 Payments.

            All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Eastern time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Eastern time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

            4.2 Pro Rata Treatment of Banks.

            Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Facility Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 3.4.3 [Agent's and Bank's Rights] in the case of an event specified in Section 3.4 [Euro-Rate Unascertainable; Etc.], 4.4.2 [Voluntary Prepayments] or 4.4 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

            4.3 Interest Payment Dates.

            Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under
Section 4.5 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

            4.4 Voluntary Prepayments.

                  4.4.1 Right to Prepay.

                  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 below or in Section 4.5.3 [Additional Compensation in Certain Circumstances]):

                        (i) at any time with respect to any Loan to which the Base Rate Option applies,

                        (ii) on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies,

                        (iii) on the date specified in a notice by any Bank pursuant to Section 3.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. on the date of prepayment of Loans to which the Base Rate Option applies and at least one (1) Business Day prior to the date of prepayment of Loans to which the Euro-Rate Option applies setting forth the following information:

                  (x) the date, which shall be a Business Day, on which the
            proposed prepayment is to be made;

                  (y) a statement indicating the application of the prepayment between the Revolving Credit Loans; and

                  (z) the total principal amount of such prepayment, which shall not be less than $1,000,000.

                  All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3 if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Loans to which the Base Rate Option applies, then (ii) to Loans to which the

Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.6.2.

                  4.4.2 Replacement of a Bank.

                  In the event any Bank (i) gives notice under Section 3.4 [Euro-Rate Unascertainable, Etc.] or Section 4.6.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (w) receipt of such Bank's notice under Section 3.4 [Euro-Rate Unascertainable, Etc.] or 4.6.1 [Increased Costs, Etc.], (x) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under
Section 4.5.3 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 9.14 [Successor Agent].

                  4.4.3 Change of Lending Office.

                  Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality, Etc.] or 4.6.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section
4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

            4.5 Mandatory Prepayments.

                  4.5.1 Sale of Assets.

                  Within five (5) Business Days of any sale of assets authorized by Section 7.2.7(v) [Disposition of Assets or Subsidiaries], the Commitments shall automatically be reduced by an amount equal to the net after-tax proceeds of such sale (as estimated in good faith by the Borrower), and the Borrower shall make payments of principal to the extent required under Section 4.5.3 together with accrued interest on such principal amount except that with respect to sales of assets made at any time after the Closing Date and generating net proceeds not exceeding $2,000,000 in the aggregate, the Borrower may re-invest net proceeds in business assets used in the normal course of the Borrower's business provided that such assets are or become within thirty (30) days after the underlying asset sale Collateral as to which the Agent has a Prior Security Interest.

                  4.5.2 Application Among Interest Rate Options.

                  All prepayments required pursuant to this Section 4.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 4.6.2 [Indemnity], the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

                  4.5.3 Reduction of Commitment.

                  Whenever the principal amount of the Revolving Facility Usage exceeds the Commitment (whether because of a reduction thereof pursuant to Sections 2.1, 4.5.1 or otherwise), the Borrower shall make within one (1) Business Day a payment of principal sufficient to reduce such excess to zero ($0), together with interest accrued thereon.

            4.6 Additional Compensation in Certain Circumstances.

                  4.6.1 Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                        (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                        (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                        (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  4.6.2 Indemnity.

                  In addition to the compensation required by Section 4.6.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                        (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                        (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.4 [Voluntary Prepayments], or

                        (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan

Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

            If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                       5. REPRESENTATIONS AND WARRANTIES

            5.1 Representations and Warranties.

            The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

                  5.1.1 Organization and Qualification.

                  Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                  5.1.2 Capitalization and Ownership.

                  The authorized and issued capital stock of the Borrower (referred to herein as the "Shares") are described and are owned as indicated generally by the public, with owners of 5% or more of such Shares being shown on
Schedule 5.1.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 5.1.2.

                  5.1.3 Subsidiaries.

                  Schedule 5.1.3 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.1.3.

                  5.1.4 Power and Authority.

                  Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  5.1.5 Validity and Binding Effect.

                  This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  5.1.6 No Conflict.

                  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                  5.1.7 Litigation.

                  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change. Schedule 5.1.7 lists certain litigation matters, none of which individually or in the aggregate will result in any Material Adverse Change.

                  5.1.8 Store Locations; Inventory; Title to Properties.

                        5.1.8.1 Store Locations. Each of the Franchise Locations is described on Schedule 1.1(F). Each of the Company-owned Stores (and their locations) is described on Schedule 1.1.(C). The Offsite Storage Locations are described on Schedule 1.1(O). There are no Party City stores which are not described on either Schedule 1.1 (C) or Schedule 1.1(F) and no Loan Party conducts any retail businesses other than at such locations or the locations listed on Schedule A to the Security Agreement or the Security Agreement - PCM. The Borrower has delivered to the Agent and its counsel copies of all leases (as amended to date) for all Company-owned Stores.

                        5.1.8.2 Inventory. All of the Borrower's inventory is kept at all time at either (x) the Company-owned Stores or (y) the Offsite Storage Locations described on Schedule 1.1(O). There is in force a waiver of warehouseman's lien or landlord's lien in favor of the Agent on behalf of the Banks in respect of Offsite Storage locations to the extent that Inventory which is stored at all such locations is valued in excess of $2,000,000 in the aggregate. No Subsidiary of the Borrower owns or has rights to any inventory. No inventory at any Company-owned Store is subject to any consignment or conditional sale and is owned free and clear by the Borrower and none of the Borrower's inventory is located at any Franchise Locations. No Loan Party purchases or holds inventory on behalf of any Franchisee.

                        5.1.8.3 Real Property. The real property leased by each Loan Party and each Subsidiary of each Loan Party is described on Schedule
5.1.8. No Loan Party owns any real property. Each Loan Party and each Subsidiary of each Loan Party has a valid leasehold interest in all properties, assets and other rights which it purports to lease or which are reflected as leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                  5.1.9 Financial Statements.

                        (i) Historical Statements. The Borrower has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 1997 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                        (ii) Financial Projections. The Borrower has delivered to the Agent financial projections of the Borrower and its Subsidiaries for the fiscal year 1998, presented on a quarterly basis and derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                        (iii) Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since December 31, 1997, no Material Adverse Change has occurred.

                  5.1.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

                               5.1.10.1 General.

                        The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.8 and 7.1.10.

                             5.1.10.2 Margin Stock.

                        None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                              5.1.10.3 Section 20 Subsidiaries.

                        The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

                  5.1.11 Full Disclosure.

                  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank by any Loan Party in connection herewith or therewith, contains any material untrue statement of a fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                  5.1.12 Taxes.

                  All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, or proper extensions have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                  5.1.13 Consents and Approvals.

                  Except for the filing of financing statements in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person (including all Franchises) is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 5.1.13, all of which shall have been obtained or made on or prior to the Closing Date.

                  5.1.14 No Event of Default; Compliance with Instruments.

                  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                  5.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.

                  Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known, alleged or actual conflict with the legally protected rights of others. All patents, trademarks, service marks, trade names, registered copyrights, licenses, registrations, franchises and permits (other than local business permits or certificates of occupancy) of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 5.1.15.

                  5.1.16 Security Interests.

                              5.1.16.1 Generally. The Liens and security
interests granted to the Agent for the benefit of the Banks pursuant to the Collateral Assignment, the Patent, Trademark and Copyright Assignment, the Pledge Agreement and the Security Agreement in the Collateral (other than the Property) constitute and will continue to constitute first-lien perfected security interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Collateral Assignment, the Patent, Trademark and Copyright Assignment, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                              5.1.16.2 Franchises and Franchise Agreements.
Except as described on Schedule 5.1.16, each of the Franchise Agreements is in force and, to each Loan Party's knowledge, no party thereto is in material breach thereof or has taken action to terminate any such agreement. To each Loan Party's knowledge, each Franchisee is obligated to pay the Franchise Royalties and other fees described in such agreement without set-off or counterclaims and no such fee has been prepaid except as required by such agreements. The Collateral Assignment is valid and enforceable in accordance with its terms against the Loan Parties and the other parties to the Franchise Agreements. The Borrower has delivered to the Agent copies of all franchise registration and disclosures, including its Uniform Franchise Offering Circulars, or "UFOC" filings, as amended.

                  5.1.17 Rights at Leased Locations.

                  In respect of Company-owned Stores, the Agent shall have the right (subject to applicable law as to enforcement of remedies) pursuant to Landlord Waivers to enter into the subject premises and recover Collateral. In respect of Franchise Locations, the Borrower has and shall have the right (subject to and to the extent provided in the applicable franchise agreement and subject to applicable law as to the enforcement of remedies) as franchisor to enter into the subject premises, operate the Franchise Store (or its successor) and assume or assign such rights and shall have assigned such rights of the Borrower to the Agent.

                  5.1.18 Status of the Pledged Collateral.

                  All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement or the Collateral Assignment are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement or the Collateral Assignment and except as the right of the Banks to dispose of the Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or

LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule
5.1.17. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

                  5.1.19 Insurance.

                  Schedule 5.1.19 lists all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                  5.1.20 Compliance with Laws.

                  The Loan Parties and their Subsidiaries are in compliance in all respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.25 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                  5.1.21 Material Contracts; Burdensome Restrictions.

                  Schedule 5.1.21 lists all material contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms; there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change, or is obligated under any Guaranty except for the Guaranty Agreement.

                  5.1.22 Investment Companies; Regulated Entities.

                  None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  5.1.23 Plans and Benefit Arrangements.

                  Except as set forth on Schedule 5.1.23, to the knowledge of the Loan Parties:

                        (i) The Borrower and each other member of the ERISA Group are in compliance in all respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group
(i) have fulfilled in all respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                        (ii) Each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                        (iii) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                        (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                        (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                        (vi) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no

Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                        (vii) To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                        (viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered substantially in accordance with their terms and applicable Law.

                  5.1.24 Employment Matters.

                  Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Agent true and correct copies of each of the Labor Contracts.

                  5.1.25 Environmental Matters.

                  Except as disclosed on Schedule 5.1.25:

                        (i) None of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint is likely to be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party.

                        (ii) Each Loan Party and each Subsidiary of any Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party or Subsidiary as presently conducted. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations by the Loan Parties on any of the Property.

                        (iii) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances by the Loan Parties at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances by the Loan Parties have been done in accordance with the Environmental Laws where failure to do so would cause a Material Adverse Change.

                  5.1.26 Senior Debt Status.

                  The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank senior in lien status with respect to the Collateral and pari passu with all other Indebtedness of such Loan Party except
(i) Indebtedness of such Loan Party to the extent secured by Permitted Liens,
(ii) if required by such Person, Indebtedness owing to a Person providing interest rate hedging as (and to the extent) required under Section 7.1.13 and
(iii) Indebtedness to PNC Bank described in Section 7.2.1(v). There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  5.1.27 Year 2000.

                  The Borrower and each Loan Party have reviewed the areas within their business and operations which could be adversely affected by, and will have developed by December 31, 1998 a program to address on a timely basis, the risk that certain computer applications used by the Borrower or any Loan Party (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Change.

            5.2 Updates to Schedules.

                  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured by any such correction or update, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

                            6. CONDITIONS OF LENDING.

      The obligation of each Bank to make Loans hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions:

            6.1 First Loans.

            On the Closing Date:

                  6.1.1 Officer's Certificate.

                  The representations and warranties of each of the Loan Parties contained in Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

                  6.1.2 Secretary's Certificate.

                  There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                        (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

                        (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                        (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

                  6.1.3 Delivery of Loan Documents.

                  The Collateral Assignment, Guaranty Agreement, Notes, Patent, Trademark and Copyright Assignment, Pledge Agreement, Intercompany Subordination Agreement, Security Agreement, the Security Agreement - PCM, the Patent, Trademark and Copyright Assignment - PCM, the Tomax Collateral Assignment, and the Restrictive Covenants and other Loan Documents shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Subsidiary Shares, the Partnership Interests and the LLC Interests.

                  6.1.4 Opinion of Counsel.

                  There shall be delivered to the Agent for the benefit of each Bank a written opinion of St. John & Wayne, L.L.C. , counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel as to the matters set forth in Section 5 and such other matters as the Agent may request.

                  6.1.5 Legal Details.

                  All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance reasonably satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                  6.1.6 Payment of Fees.

                  The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

                  6.1.7 Consents.

                  All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 5.1.13 shall have been obtained.

                  6.1.8 Officer's Certificate Regarding MACs.

                  Since December 31, 1997, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the

Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

                  6.1.9 No Violation of Laws.

                  The making of the Loans shall not contravene any Law applicable to any Loan Party or any of the Banks.

                  6.1.10 No Actions or Proceedings.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  6.1.11 Insurance Policies; Certificates of Insurance; Endorsements.

                  The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 7.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured and lender loss payee.

                  6.1.12 Filing Receipts.

                  The Agent shall have received, where applicable, termination statements, filing receipts and acknowledgments and evidence that such Lien constitutes a Prior Security Interest in favor of the Banks, in a form acceptable to the Agent.

                  6.1.13 Administrative Questionnaire.

                  Each of the Banks and the Borrower shall have completed and delivered to the Agent the Agent's form of administrative questionnaire.

            6.2 Each Additional Loan.

            At the time of making any Loans other than Loans made on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents shall be true on and as of the date of such additional Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request.



                               [END OF SECTION 6]

                                  7. COVENANTS

            7.1 Affirmative Covenants.

            The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                  7.1.1 Preservation of Existence, Etc.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.6 [Liquidation's, Mergers, Etc.].

                  7.1.2 Payment of Liabilities, Including Taxes, Etc.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are subject to lawful extensions pursuant to applicable law or being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would materially adversely affect the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  7.1.3 Maintenance of Insurance.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets (whether located at the Company-owned Stores, the Offsite Storage Locations, Franchise Locations, office locations or otherwise) against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Banks (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Agent, which shall (i) specify the Agent as an additional insured, lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $1,000,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $1,000,000 or more shall be adjusted with and payable to the Agent,
(vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Agent constituting insurance proceeds or condemnation proceeds may, at the option of the Agent, (i) be applied by the Agent to the payment of the Loans in such manner as the Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

                  7.1.4 Maintenance of Properties and Leases; New Leases.

                        7.1.4.1 Generally. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                        7.1.4.2 Standard Lease Provisions. Without limiting the foregoing, in connection with the lease for every Company-owned Store entered into (whether by execution, assumption or otherwise) after the Closing Date, the Borrower shall either cause a Landlord Waiver to be executed or cause the inclusion of the Standard Lease Provision in such lease contemporaneously with execution of such lease. The Agent may in its sole discretion consent to waive this requirement for up to five (5) Company-owned Stores per calendar year.

                  7.1.5 Maintenance of Patents, Trademarks, Etc.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business.

                  7.1.6 Visitation Rights.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent. Without limiting the foregoing, the Agent may require one or more appraisals of the Loan Parties' assets, one of which appraisals shall be at the expense of the Loan Parties.

                  7.1.7 Keeping of Records and Books of Account.

                  The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  7.1.8 Plans and Benefit Arrangements.

                  The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans, unless failure to do so would not cause a Material Adverse Change.

                  7.1.9 Compliance with Laws.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that such non-compliance shall not be deemed to be a violation of this Section 7.1.9 unless failure to do so would cause a Material Adverse Change.

                  7.1.10 Use of Proceeds.

                  The Loan Parties will use the proceeds of the Loans only for
(i) general corporate purposes, for working capital and permitted capital expenditures, (ii) to finance Permitted Acquisitions, (iii) to finance the opening of new Company-owned Stores and (iv) to repay and terminate Indebtedness outstanding under the Borrower's existing bank facility with PNC Bank. The Loan Parties shall not use the proceeds of the Loans for any purposes which contravene any applicable Law or any provision hereof.

                  7.1.11 Further Assurances.

                  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                  7.1.12 Subordination of Intercompany Loans.

                  Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

                  7.1.13 Interest Rate Protection.

                  The Borrower shall cause not less than 25% of the Revolving Facility Usage (calculated as of the end of each fiscal quarter) to be subject to interest rate swap, floor, collar or other hedging arrangements acceptable to the Agent.

            7.2 Negative Covenants.

            The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                  7.2.1 Indebtedness.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                        (i) Indebtedness under the Loan Documents;

                        (ii) Existing Indebtedness as set forth on Schedule
7.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1;

                        (iii) Capitalized leases as and to the extent permitted under Section 7.2.15 [Capital Expenditures and Leases] and operating leases;

                        (iv) Indebtedness secured by Purchase Money Security Interests not exceeding $5,000,000 in 1998 and $2,000,000 in each year thereafter;

                        (v) Indebtedness owing to PNC Bank in respect of "automated clearing house" payment exposure and interest rate hedging arrangements;

                        (vi) Other Indebtedness for interest rate hedging arrangements required by Section 7.1.13;

                        (vii) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 7.1.12 [Subordination of Intercompany Loans]; and

                        (viii) Indebtedness comprised of the Borrower's obligations as lessee at up to four (4) Franchise Locations as of the Closing Date and two (2) additional Franchise Locations in respect of new Franchises owned by existing Franchisees in their protected areas; provided that the Borrower has delivered to the Banks written notice, and a description of the material terms of, such additional leases prior to its effective date.

                  7.2.2 Liens.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  7.2.3 Guaranties.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder or guaranties which would otherwise be permitted under Section 7.2.1 [Indebtedness].

                  7.2.4 Loans and Investments.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                        (i) trade credit extended on usual and customary terms in the ordinary course of business;

                        (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                        (iii) Permitted Investments and Permitted Acquisitions; and

                        (iv) loans, advances and investments in or to other Loan Parties.

                  7.2.5 Dividends and Related Distributions.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable to another Loan Party.

                  7.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                  (1) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by the Borrower; or

                  (2) the Borrower may acquire by purchase substantially all of the stock of a Franchise or the Franchise assets of a Franchisee in accordance with the Borrower's established pricing formulas and purchase structure (which have been provided to the Agent and the Banks prior to the Closing Date) (each such purchase being a "Permitted Acquisition"), provided that:

                        (i) the Borrower shall grant or cause to exist perfected Liens in favor of the Agent in the assets of or acquired from the seller in such Permitted Acquisition on or before the date of such Permitted Acquisition;

                        (ii) the business acquired shall be a Franchise and such purchase shall comply with Section 7.2.10 [Continuation of or Change in Business];

                        (iii) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

                        (iv) the Borrower shall demonstrate adherence to its established pricing formulas and purchase structure and that it shall be in compliance with the covenants contained in Sections 7.2.15, 7.2.16, 7.2.17, 7.2.18, 7.2.19, 7.2.20 and 7.2.21 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition but excluding income earned or expenses incurred by the Person, business or assets to be acquired) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 8.2.6 evidencing such compliance;

                        (v) the Consideration paid by the Loan Parties for all Permitted Acquisitions made during the current fiscal year of the Loan Parties shall not exceed $12,500,000 per year and the aggregate of the Consideration paid by the Loan Parties for such Permitted Acquisition and all other Permitted Acquisitions made between the Closing Date and the date of such Permitted Acquisition shall not exceed $30,000,000;

                        (vi) the Loan Parties shall deliver to the Agent (A) at least five (5) Business Days before such Permitted Acquisition (x) copies of any agreements substantially as entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and (y) executed complete UCC-1 financing statements suitable for filing and sufficient to perfect the security interest of the Agent on behalf of the Banks in all property acquired in such Permitted Acquisition and (B) promptly after the closing thereof, evidence satisfactory to the Agent that all Liens have been cancelled and satisfied of record; and

                        (vii) the Loan Parties shall also deliver to the Agent from time to time on demand such other information about such Person or its assets or such Permitted Acquisition as the Agent may reasonably require.

                  7.2.7 Dispositions of Assets or Subsidiaries.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                        (i) transactions involving the sale of inventory in the ordinary course of business;

                        (ii) subject to Section 4.5, any sale, transfer or lease of assets (except inventory) in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                        (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

                        (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.15 [Capital Expenditures and Leases], provided such substitute assets are subject to the Banks' Prior Security Interest;

                        (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Banks so long as the after-tax proceeds (as reasonably estimated by the Borrower) are applied in accordance with the provisions of
Section 4.5.1 [Sale of Assets] above; or

                        (vi) any grant of a Franchise to a Franchisee.

                  7.2.8 Affiliate Transactions.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

                  7.2.9 Subsidiaries, Partnerships and Joint Ventures.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors], provided that the Required Banks shall have consented to such formation and joinder and that such Subsidiary and the Loan Parties, as applicable, shall grant a Prior Security Interest to the Agent for the benefit of the Banks in the assets held by, and stock of or other ownership interests in, such Subsidiary. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

                  7.2.10 Continuation of or Change in Business.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (w) in the case of Party City Michigan, the ownership of a single Party City retail store and of certain intangible property relating to the business otherwise described in this
Section 7.2.10, (x) as to the Borrower, the ownership and operations of Company-owned Stores bearing the Party City name, (y) as to the Borrower, the franchising of Party City stores at the Franchise Locations, and (z) the sale of party supply merchandise through catalogues, internet sales and other avenues (provided that the Agent has in respect to any warehouse or distribution centers such perfected liens and waivers as it deems necessary); such Loan Party or Subsidiary shall not permit any material change in such business.

                  7.2.11 Plans and Benefit Arrangements.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to do any of the following if such would likely cause a Material Adverse Change:

                        (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                        (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

                        (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                        (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                        (v) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                        (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                        (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                        (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

                        (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code.

                  7.2.12 Fiscal Year.

                  The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period ending December 31.

                  7.2.13 Issuance of Stock.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof except for issuances (x) to the Borrower, (y) to employees of the

Borrower as part of incentive plans described in writing to the Banks from time to time and (z) for cash, provided that (i) incident to an Event of Default, one-half (1/2) of the proceeds of which are applied to reduce the Commitments and be applied to the Obligations (as if a sale of assets) in accordance with
Section 4.5 hereof and (ii) absent an Event of Default, the proceeds of which are applied to reduce the Revolving Credit Usage by half (1/2).

                  7.2.14 Changes in Organizational Documents.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

                  7.2.15 Capital Expenditures and Leases.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding $26,000,000 in the aggregate in any fiscal year on account of the purchase or lease of any assets (but excluding for purposes of this calculation, the Consideration paid in Permitted Acquisitions), which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business.

                  7.2.16 Minimum Fixed Charge Coverage Ratio.

                  The Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter to be less than the ratios set forth below.

                         Quarter                  Ratio
                         -------                  -----
                1st fiscal quarter of
                each fiscal year               1.35-to-1.0

                2nd fiscal quarter of
                each fiscal year               1.35-to-1.0
                3rd fiscal quarter of
                each fiscal year               1.20-to-1.0
                4th quarter of fiscal
                year 1998                      1.50-to-1.0
                4th quarter of fiscal
                years 1999 and thereafter      1.40-to-1.0

                  7.2.17 Maximum Leverage Ratio.

                  The Loan Parties shall not at any time permit its Leverage Ratio to exceed the ratio set forth below for the periods specified below:

                Period                            Ratio
                ------                            -----
                1st fiscal quarter of
                each fiscal year               2.50-to-1.0
                2nd fiscal quarter of
                each fiscal year               2.50-to-1.0
                3rd fiscal quarter of
                each fiscal year               3.25-to-1.0
                If the ratio at the end
                of 3rd fiscal quarter
                exceeds 2.50-to-1.0, then
                the ratio shall be
                re-tested and may not
                exceed:                        1.50-to-1.0*
                4th fiscal quarter of
                each fiscal year               1.50-to-1.0

*For purposes of the special test which may apply after the 3rd quarter test, the numerator of "Leverage Ratio" shall be calculated in respect of November 10 of the relevant year and the denominator shall be calculated for the twelve (12) months ending on October 31 of such year.

                  7.2.18 Minimum Liquidity Coverage Ratio.

                  The Loan Parties shall not permit the ratio of (x) their cash, plus the value (at the lower of cost or market) of the Borrower's inventory plus the value of the Borrower's accounts net of amounts due among Loan Parties and Affiliates and after adjustments for delinquent or doubtful accounts to (y) Revolving Facility Usage, measured as of the end of each month, to be less than the ratios set forth below for the months described:

                Month in any Year                 Ratio
                -----------------                 -----
                January                        1.50-to-1.0

                February                       1.50-to-1.0

                March                          1.50-to-1.0

                April                          1.50-to-1.0

                May                            1.40-to-1.0

                June                           1.40-to-1.0

                July                           1.40-to-1.0

                August                         1.40-to-1.0

                September                      1.50-to-1.0

                October                        1.50-to-1.0

                November                       1.50-to-1.0

                December                       1.50-to-1.0

                  7.2.19 Minimum Tangible Net Worth.

                  The Borrower shall not in respect of the end of each fiscal year permit Consolidated Tangible Net Worth to be less than the sum of $30,000,000 and the sum (measured as of the end of each fiscal year) of (x) 50% of consolidated net income of the Borrower and its Subsidiaries for each fiscal quarter in which net income was earned (as opposed to a net loss) and (y) 100% of the net proceeds of any sale of equity by the Borrower during the period from December 31, 1997 through the date of determination and (z) that portion of the Consideration in a Permitted Acquisition made with stock of the Borrower which increases Borrower's Consolidated Tangible Net Worth (as compared, for example, with that portion attributable to "goodwill").

                  7.2.20 Indebtedness to Net Worth Ratio.

                  The Borrower shall not at any time permit the ratio of (x) all the Borrower's consolidated liabilities as reflected on its balance sheet in accordance with GAAP to (y) net worth, determined and consolidated in accordance with GAAP and measured at the end of each quarter, to exceed the ratio set forth below for the period specified below:

                Quarter Ending                    Ratio
                --------------                    -----
                March 31, 1998                  2.0-to-1.0

                June 30, 1998                  2.25-to-1.0

                September 30, 1998              3.0-to-1.0

                If the ratio at the end
                of the 3rd fiscal quarter
                exceeds 2.50-to-1.0, then
                the ratio shall be
                re-tested and may not
                exceed:                        2.0-to-1.0*

                December 31, 1998               2.0-to-1.0

                March 31, 1999                  2.0-to-1.0

                June 30, 1999                  2.25-to-1.0

                September 30, 1999             3.25-to-1.0

                If the ratio at the end
                of the 3rd fiscal quarter
                exceeds 2.50-to-1.0, then
                the ratio shall be
                re-tested and may not
                exceed:                        2.0-to-1.0*

                December 31, 1999               2.0-to-1.0

                March 31, 2000                  2.0-to-1.0

                June 30, 2000                  2.25-to-1.0

                September 30, 2000             3.25-to-1.0

                December 31, 2000               2.0-to-1.0

                March 31, 2001 and
                thereafter                      2.0-to-1.0

*For purposes of the special test which may apply after the 3rd quarter test, the ratio shall be calculated as of November 30 of the relevant year.

                  7.2.21 Net Worth.

                  The Borrower shall not permit its net worth, determined and consolidated in accordance with GAAP and measured at the end of each quarter, to be less than the amounts set forth for the period specified below:

                Quarter Ending                  Amount ($)
                --------------                  ----------
                March 31, 1998                      43,500,000

                June 30, 1998                       44,300,000

                September 30, 1998                  42,500,000

                December 31, 1998                   54,000,000

                March 31, 1999                      52,000,000

                June 30, 1999                       53,000,000

                September 30, 1999                  51,500,000

                December 31, 1999                   67,000,000

                March 31, 2000                      65,500,000

                June 30, 2000                       66,300,000

                September 30, 2000                  64,500,000

                December 31, 2000                   84,000,000

                March 31, 2001                      82,000,000

                  7.2.22 Offsite Inventory.

                  The Borrower shall not permit at any time its inventory to the extent such inventory's aggregate value (calculated at the lower of cost or market) exceeds $2,000,000 to be stored at the Offsite Storage Locations or any other locations other than the Company-owned Stores. All Offsite Storage Locations shall segregate the Loan Parties' property and afford access thereto only to the Loan Parties and the Lessor's representatives.

            7.3 Reporting Requirements.

            The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks:

                  7.3.1 Monthly Financial Statements.

                  As soon as available and in any event within twenty-five (25) calendar days after the end of each calendar month, the Borrower's financial statements, consisting of a consolidated and consolidating balance sheet as of the end of such month and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. Each monthly report shall be accompanied by a report regarding the year-to-date profile and loss of each Company-owned Store, with comparisons to budget and the same period in the prior year.

                  7.3.2 Quarterly Financial Statements.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, together with the Borrower's report on Form 10-Q.

                  7.3.3 Annual Financial Statements.

                  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent together with the Borrower's report on Form 10-K. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 7.3.4 [Certificate of the Borrower] with respect to such financial statements and containing an accountant's certification acceptable to the Agent and (ii) to the effect that the Banks are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Loan Parties to deliver such reports and certificate to the Banks on such accountants' behalf (as expressed in a privity or reliance letter acceptable to the Agent).

                  7.3.4 Certificate of the Borrower.

                  Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 7.3.1 [Monthly Financial Statements], 7.3.2. [Quarterly Financial Statements] and 7.3.3 [Annual Financial Statements], a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 7.3.4, to the effect that, except as described pursuant to
Section 7.3.5 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants] (provided that the monthly report need only address the financial covenant set forth in Section 7.2.18 [Liquidity Ratio]).

                  7.3.5 Notice of Default.

                  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

                  7.3.6 Notice of Litigation.

                  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body against any Loan Party or Subsidiary of any Loan Party (i) which relate to the Loan Parties' or the Agent and the Banks' interests or rights in or to the Collateral or (ii) involve a claim or series of claims in excess of $1,000,000 or which if adversely determined would constitute a Material Adverse Change or
(iii) involve personal injury cases and employment discrimination cases to the extent not covered by insurance.

                  7.3.7 Certain Events.

                  Written notice to the Agent:

                        (i) at least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(iv) or (v),

                        (ii) within the time limits set forth in Section 7.2.14 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party;

                        (iii) at least fifteen (15) calendar days prior thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement; and

                        (iv) at least five (5) days prior to the date of possession, whether to commence operations or otherwise, of each Company-owned Store (whether as an acquired Franchise Location or a newly opened store) an update to Schedule 1.1 (C) including the address (including county) and owner of the property together with a copy of the to-be signed lease agreement and UCC-1 financing statements (covering all property at such location intended by the Agent to be Collateral) suitable for filing and sufficient to perfect the security interest of the Agent on behalf of the Banks in all such property; and with the monthly reports provide any updates to Schedule 1.1(O).

                  7.3.8 Budgets, Forecasts, Other Reports and Information.

                  Promptly upon their becoming available to the Borrower:

                        (i) the annual budget showing budgeted profit and loss for each store, store openings, capital expenditures and other items reasonably requested by the Agent and two-year projections of the Borrower (including (x) income statements, balance sheets and cash flow statements for each month of the first year included in such projections and for each quarter of the following year), (y) detailed projections on cash receipts and disbursements and Revolving Facility Usage as of the first and last Business Days of each month of the first year included in such projections and (z) other items reasonably requested by the Agent, to be supplied not later than December 31 of each year and including any of the foregoing which may be applicable,

                        (ii) any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

                        (iii) any reports (including annual reports), notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                        (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

                        (v) a copy of any order in any proceeding described in
Section 7.3.6 to which the Borrower or any of its Subsidiaries is a party issued by any Official Body,

                        (vi) amendments to or filings under or with respect to franchisor registration or regulation, including offering circulars and disclosures; and

                        (vii) such other reports and information the Agent may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

                  7.3.9 Notices Regarding Plans and Benefit Arrangements.

                            7.3.9.1 Certain Events.

                        Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                        (i) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                        (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                        (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                        (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                        (v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA,

                        (vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

                        (vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                        (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                        (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                              7.3.9.2 Notices of Involuntary Termination and
Annual Reports.

                        Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                              7.3.9.3 Notice of Voluntary Termination.

                  Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan..

                                   8. DEFAULT

            8.1 Events of Default.

            An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  8.1.1 Payments Under Loan Documents.

                  The Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) when due, (ii) shall fail to pay any interest on any Loan, or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days when due after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                  8.1.2 Breach of Warranty.

                  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  8.1.3 Breach of Negative Covenants or Visitation Rights.

                  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.6 [Visitation Rights] or
Section 7.2 [Negative Covenants] (other than Sections 7.2.9 or 7.2.22);

                  8.1.4 Breach of Other Covenants.

                  Any of the Loan Parties shall default in the observance or performance of Section 7.2.9, Section 7.2.22 or any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

                  8.1.5 Defaults in Other Agreements or Indebtedness.

                  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $1,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  8.1.6 Final Judgments or Orders.

                  Any final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                  8.1.7 Loan Document Unenforceable.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements of the Loan Parties enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the


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

respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  8.1.8 Uninsured Losses; Proceedings Against Assets.

                  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $1,000,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty
(30) days thereafter;

                  8.1.9 Notice of Lien or Assessment.

                  A notice of Lien or assessment in excess of $1,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  8.1.10 Material Adverse Change; Insolvency.

                  There shall occur any Material Adverse Change or any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                  8.1.11 Events Relating to Plans and Benefit Arrangements.

                  Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent reasonably determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan;

(viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent reasonably determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  8.1.12 Cessation of Business.

                  Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.6 [Liquidations, Mergers, Etc.] or 7.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                  8.1.13 Change of Control.

                        (i) Any person or group of persons within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended (but excluding any mutual fund complex owning shares for investment purposes) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) twenty percent (20%) or more of the voting capital stock of the Borrower; or (ii) Steven Mandell ceases to own at least seven percent (7%) of the capital stock of the Borrower or (iii) Steven Mandell ceases to the President and Chief Executive Officer of the Borrower or ceases to be actively involved in the control of the day to day operations of the Borrower.

                  8.1.14 Involuntary Proceedings.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or


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

                  8.1.15 Voluntary Proceedings.

                  Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

            8.2 Consequences of Event of Default.

                  8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Sections 8.1.1 through
8.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans and the Agent may, and upon the request of the Required Banks shall, by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

                  8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Section 8.1.14 [Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  8.2.3 Set-off.

                  If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                  8.2.4 Suits, Actions, Proceedings.

                  If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of the Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

                  8.2.5 Application of Proceeds.

                  From and after the date on which the Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                        (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral pursuant to the provisions of the Loan Documents and applicable law;

                        (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other


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

Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its reasonable discretion; and

                        (iii) the balance, if any, to the appropriate Loan Party except as prohibited by applicable law.

                  8.2.6 Other Rights and Remedies.

                  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

            8.3 Notice of Sale.

            Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                  9. THE AGENT

            9.1 Appointment.

            Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

            9.2 Delegation of Duties.

            The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 9.5 [Reimbursement of Agent by Borrower, Etc.] and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.


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

            9.3 Nature of Duties; Independent Credit Investigation.

            The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

            9.4 Actions in Discretion of Agent; Instructions From the Banks.

            The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

            9.5 Reimbursement and Indemnification of Agent by the Borrower.

            The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's or the Banks' gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, subject to the last sentence of
Section 7.1.6 [Visitation Rights], the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties. The Loan Parties shall not be required to indemnify the Agent or the Banks to the extent otherwise indemnified. The Loan Parties shall be subrogated to the rights of the Agent and the Banks in respect of amounts paid by the Loan Parties pursuant to this Section, such grant to be effective upon the repayment in full of all of the Obligations.

            9.6 Exculpatory Provisions; Limitation of Liability.

            Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct as determined by a count of competent jurisdiction by final and non-appealable judgment, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan

Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

            9.7 Reimbursement and Indemnification of Agent by Banks.

            Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

            9.8 Reliance by Agent.

            The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            9.9 Notice of Default.

            The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

            9.10 Notices.

            The Agent shall promptly send to each Bank a copy of all notices received from the Borrower or any Bank pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

            9.11 Banks in Their Individual Capacities.

            With respect to its Revolving Credit Commitment, the Revolving Credit Loans and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder; such Bank shall give to the Agent notice of such other loan business. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            9.12 Holders of Notes.

            The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

            9.13 Equalization of Banks.

            The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 3.4.3 [Agent's and Bank's Rights], 4.4.2 [Replacement of a Bank] or 4.5.3 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

            9.14 Successor Agent.

            The Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Agent.

            9.15 Agent's Fee.

            The Borrower shall pay to the Agent a periodic nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") between the Borrower and Agent, as amended from time to time.

            9.16 Availability of Funds.

            The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

            9.17 Calculations.

            In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

            9.18 Beneficiaries.

            Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               10. MISCELLANEOUS

            10.1 Modifications, Amendments or Waivers.

            With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder (including without limitation those related to the delivery of landlord waivers). Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                  10.1.1 Increase of Commitment; Extension or Expiration Date.

                  Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

                  10.1.2 Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.

                  Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

                  10.1.3 Release of Collateral or Guarantor.

                  Except for sales of assets permitted by Section 7.2.7 [Disposition of Assets or Subsidiaries], release any Collateral or substantially all of the assets of any Loan Party, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

                  10.1.4 Miscellaneous

                  Amend Section 4.2 [Pro Rata Treatment of Banks], 9.6 [Exculpatory Provisions, Etc.] or 9.13 [Equalization of Banks] or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent shall be effective without the written consent of the Agent.

            10.2 No Implied Waivers; Cumulative Remedies; Writing Required.

            No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

            10.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes.

            The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 9.5 [Reimbursement of Agent By Borrower, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings and (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's or the Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment, or
(B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent except to the extent such usage of one law firm would result in a conflict or is determined in good faith to adversely affect the interests of the Banks; provided however, that, incident to an Event of Default, the Banks specifically reserve the right to retain separate counsel, the fees and expenses of which shall be reimbursed pursuant to this Section
10.3. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

            10.4 Holidays.

            Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

            10.5 Funding by Branch, Subsidiary or Affiliate.

                  10.5.1 Notional Funding.

                  Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.5.3 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                  10.5.2 Actual Funding.

                  Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.5.3 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

            10.6 Notices.

            All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter or facsimile, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

            10.7 Severability.

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            10.8 Governing Law.

            This Agreement shall be deemed to be a contract under the Laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

            10.9 Prior Understanding.

            This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

            10.10 Duration; Survival.

            All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Commitments and payment in full of the Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 [Payments] and Sections 9.5 [Reimbursement of Agent by Borrower, Etc.], 9.7 [Reimbursement of Agent by Borrower, Etc.] and 10.3 [Reimbursement of Banks by Borrower; Etc.], shall survive payment in full of the Loans and termination of the Commitments.

            10.11 Successors and Assigns.

                        (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower shall be required in the case of an assignment by a Bank to an Affiliate of such Bank or if there exists an Event of Default, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section
8.2.3 [Set-off] and the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1 [Increase of Commitment, Etc.], 10.1.2 [Extension of Payment, Etc.], or 10.1.3 [Release of Collateral or Guarantor]. In the case of a participation, all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                        (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in
Section 10.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                        (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR
Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

            10.12 Confidentiality.

                  10.12.1 General.

                  The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 10.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                  10.12.2 Sharing Information With Affiliates of the Banks.

                  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

            10.13 Counterparts.

            This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

            10.14 Agent's or Bank's Consent.

            Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

            10.15 Exceptions.

            The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

            10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

            EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF MIDDLESEX COUNTY, NEW JERSEY AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

            10.17 Tax Withholding Clause.

            Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

            10.18 Joinder of Guarantors.

            Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 6.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.



ATTEST:                                   PARTY CITY CORPORATION



__________________________________        By:___________________________________
                                          Title:________________________________
[Seal]

ATTEST:                                   PARTY CITY MICHIGAN, INC., as
Guarantor



__________________________________        By:___________________________________
                                          Title:________________________________
[Seal]

                                          PNC BANK, NATIONAL ASSOCIATION,
                                          individually and as Agent



                                          By:___________________________________
                                          Title:________________________________


                                          THE CHASE MANHATTAN BANK



                                          By:___________________________________
                                          Title:________________________________

                                          NATIONAL CITY BANK OF PENNSYLVANIA



                                          By:___________________________________
                                          Title:________________________________

                                          LASALLE NATIONAL BANK



                                          By:___________________________________
                                          Title:________________________________

                                          FLEET BANK N.A.



                                          By:___________________________________
                                          Title:________________________________

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Banks and Addresses for Notices to Banks

                                          Amount of
                                        Commitment for
                                          Revolving            Ratable
                Bank                     Credit Loans           Share
                ----                     ------------           -----
Name: PNC Bank, N.A.                      $15,000,000            25%
Address: Two Tower Center Blvd.
East Brunswick, NJ 08816
Attention:  David M. Krietzberg, Esq.
Telephone (732) 220-3287
Telecopy: (732) 220-3299

Name: The Chase Manhattan Bank            $15,000,000            25%
Address: 4 Campus Drive
Parsippany, NJ 07054
Attention:  Steve Wagenbach
Telephone (973) 734-1029
Telecopy: (973) 734-1120

Name: National City Bank of               $10,000,000       16.6667%
Pennsylvania
Address: 20 Stanwix Street
National City Center
Pittsburgh, PA 15222
Attention: Charles P. Bugajski
Telephone:(412) 644-6163
Telecopy: (412) 644-6224


                               SCHEDULE 1.1(B)-1

Name: Fleet Bank, N.A.                    $10,000,000       16.6667%
Address:  208 Harristown Road
Glen Rock, NJ 07452
Attention: Kathryn T. Murphy
Telephone (201) 251-5317
Telecopy: (201) 251-5275

Name: LaSalle National Bank               $10,000,000       16.6667%
Address: 135 South LaSalle Street,
#218
Chicago, IL 60603
Attention: Riley L. Marshall
Telephone (312) 904-7985
Telecopy: (312) 904-6469

      Total                               $60,000,000           100%
                                          ===========       ========


                               SCHEDULE 1.1(B)-2

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors

AGENT

Name:      PNC BANK, NATIONAL ASSOCIATION
Address:   Corporate Banking Department
           Two Tower Center Boulevard
           East Brunswick, NJ  08816
Attention: David M. Krietzberg, Vice President
Telephone: (732) 220-3287
Telecopy:  (732) 220-3299

with a copy to:  Peter W. Laberee, Esquire
                 Buchanan Ingersoll Professional Corporation
                 11 Penn Center, 14th Floor
                 Philadelphia, PA 19103-2985
                 Telephone: (215) 665-3817
                 Telecopy: (215) 665-8760

BORROWER:

Name:      PARTY CITY CORPORATION
Address:   400 Commons Way
           Rockaway, NJ 07866
Attention: Mr. David Lauber
Telephone: (973) 983-0888
Telecopy:  (973-983-1333

with a copy to:  John Oberdorf, Esquire
                 St. John & Wayne, L.L.C.
                 Two Penn Plaza East
                 Newark, NJ 07105-2249
                 Telephone: (973) 491-3361
                 Telecopy: (973) 491-3407


                                SCHEDULE 1.1(B)-3

GUARANTOR:

Name:      PARTY CITY MICHIGAN, INC.
           c/o PARTY CITY CORPORATION
Address:   400 Commons Way
           Rockaway, NJ  07866
Attention: Mr. David Lauber
Telephone: (973) 983-0888
Telecopy:  (973-983-1333

with a copy to:  John Oberdorf, Esquire
                 St. John & Wayne, L.L.C.
                 Two Penn Plaza East
                 Newark, NJ 07105-2249
                 Telephone: (973) 491-3361
                 Telecopy: (973) 491-3407


                                SCHEDULE 1.1(B)-4